Exhibit 10.26

NEWMARK HOLDINGS, L.P. PARTICIPATION PLAN

1.	Purpose of the Plan

The purpose of this Newmark Holdings, L.P. Participation Plan (the “Plan”) is to advance the interests of Newmark Group, Inc. (“Newmark”) by providing a tax-efficient means, through the grant of Bonus Awards, Discount Purchase Awards, and Purchase Awards enabling Participants to acquire Partnership Interests, to (a) attract, retain, incentivize, and reward present and prospective officers, employees and consultants of and service providers to Newmark and its Affiliates, and (b) enable such persons to acquire or increase a proprietary interest in the Partnership in order to promote a closer identity of interests between such persons and Newmark and its stockholders.

2.	Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meanings set forth in this Section.

2.1 “Affiliate” means any domestic or foreign corporation, partnership, limited liability company, or other entity that directly or indirectly is controlled by Newmark.

2.2 “Award” means a compensatory award granted under the Plan, pursuant to which a Participant acquires, or has the right or opportunity to acquire, Partnership Interests, and includes Bonus Awards, Discount Purchase Awards, and Purchase Awards.

2.3 “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award.

2.4 “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights or benefits with respect to an Award that survive a Participant’s death; provided, however, that, if at the time of the Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights or benefits, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Award.

2.5 “Board” means the Board of Directors of Newmark.

2.6 “Bonus Award” means any Award for which the Participant pays no consideration (other than the performance of services).

2.7 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.8 “Committee” means the compensation committee of the Board; the Board, where the Board is acting as the Committee pursuant to Section 3.1; and such senior executive(s) of Newmark as may be delegated any of the Committee’s powers and duties under the Plan pursuant to Section 3.3.

2.9 “Discount Purchase Award” means any Award that requires the Participant to pay consideration (in cash, foregone cash compensation, Partnership Interests, other Awards, or other consideration (other than the performance of services)), the Fair Market Value of which is less than the Fair Market Value of the Partnership Interests subject thereto as determined on the date of grant of the Award.

2.10 “Fair Market Value” means, with respect to Partnership Interests, other Awards, or other consideration (other than the performance of services), the fair market value determined by the Committee using a reasonable valuation method consistent with applicable provisions of the Code, applicable accounting principles, and other applicable law and regulation.

2.11 “Newmark” means Newmark Group, Inc., a Delaware corporation, and any successor thereto, as the sole member of the general partner of the Partnership.

2.12 “Newmark LTIP” means the Newmark Group, Inc. Long Term Incentive Plan, as the same may from time to time be amended and/or restated.

2.13 “Participant” means any eligible person who has been granted an Award.

2.14 “Partnership” means Newmark Holdings, L.P., a limited partnership organized under the laws of the State of Delaware, and any successor thereto as provided in Section 6.

2.15 “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, Amended and Restated as of December 13, 2017, as the same may from time to time be further amended and restated.

2.16 “Partnership Interests” means limited partnership interests of the Partnership issued pursuant to the Partnership Agreement, and such other securities as may be substituted or resubstituted for Partnership Interests pursuant to Section 6.

2.17 “Purchase Award” means any Award that requires the Participant to pay consideration (in cash, foregone cash consideration, Partnership Interests, other Awards, or other consideration (other than the performance of services)), the Fair Market Value of which is equal to or greater than the Fair Market Value of the Partnership Interests subject thereto as determined on the date of grant of the Award.

3.	Administration

3.1 The Committee. The Committee shall administer the Plan. To the extent permitted by applicable law and regulation, the Board may perform any function of the Committee under the Plan. In addition, the Board, Newmark, and the general partner of the Partnership shall have the respective authority and responsibility specifically reserved to them under the Plan, the Partnership Agreement, the Partnership’s general partner’s organic documents, Newmark’s Certificate of Incorporation and By-laws, and applicable law and regulation.

3.2 Powers and Duties of the Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have the authority and responsibility to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any rules and regulations, Award Agreement, or other instrument hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All decisions and determinations of the Committee may be made in its sole and absolute discretion and shall be final and binding upon all Participants, Beneficiaries, and other persons claiming any rights under the Plan, any Award, or any Award Agreement.

3.3 Delegation by the Committee. To the extent permitted by applicable law and regulation, the Committee may delegate, on such terms and conditions as it determines, to one or more senior executives of Newmark (i) the power to grant Awards to Participants other than officers of Newmark and (ii) other administrative duties under the Plan with respect thereto. Any such delegation may be revoked by the Committee at any time.

3.4 Limitation of Liability. Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of Newmark or any of its Affiliates, Newmark’s independent registered public accounting firm, or any executive compensation consultant, legal counsel, or other professional retained by Newmark to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of Newmark acting on behalf of the Committee, shall be personally liable for any action, decision, or determination taken or made in good faith with respect to the Plan, any Award, or any Award Agreement, and all members of the Committee and any officer or employee of Newmark or any of its Affiliates acting on behalf of the Committee shall, to the extent permitted by applicable law and regulation, be fully indemnified and protected by Newmark and its Affiliates with respect to any such action, decision, or determination.

4.	Awards

4.1 Eligibility. The Committee shall select Participants from among present and prospective officers, employees and consultants of and service providers to Newmark and its Affiliates.

4.2 Types of Awards. The Committee shall determine the types of Awards to be granted under the Plan, which shall include Bonus Awards, Discount Purchase Awards, and Purchase Awards. The Committee is authorized to grant Awards in lieu of obligations of Newmark or any of its Affiliates to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Partnership Interests issued pursuant to an Award that includes a purchase right shall be purchased for such consideration, paid for at such times, by such methods, in such amounts, and in such forms, including cash, foregone cash consideration, Partnership Interests, other Awards, or other consideration (other than the performance of services), as the Committee shall determine.

4.3 Terms and Conditions of Awards. The Committee shall determine all of the terms and conditions of each Award, including, but not limited to, the number of Partnership Interests subject to the Award and any purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement, and any schedule or performance conditions for the lapse of such restrictions or conditions, and any accelerations or modifications thereof, based in each case upon such considerations as the Committee shall determine. The Committee shall determine whether, to what extent, and under what circumstances an Award may be settled, or may be canceled, forfeited, or surrendered. The right of a Participant to receive, exercise, or settle an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may reduce or increase the amounts payable under any Award subject to performance conditions.

4.4 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for any other Award or any award granted under another plan of Newmark or any of its Affiliates, or any business entity to be acquired by Newmark or any of its Affiliates, or any other right of a Participant to receive payment from Newmark or any of its Affiliates. In granting a new Award that includes a purchase right, the Committee may determine that the Fair Market Value of any surrendered Award or other award may be applied, at either the time of grant or exercise, to reduce or pay the purchase price of the new Award.

4.5 Awards Involving Exchangeable Partnership Interests. If and to the extent that any Partnership Interest subject to an Award is exchangeable for or otherwise represents a right to acquire shares of Class A Common Stock of Newmark, such shares shall be issued by Newmark pursuant to an Other Stock-Based Award granted under Section 6(h) of the Newmark LTIP, subject to all of the terms and provisions of such Newmark LTIP, and such right shall be subject to adjustment as provided in Section 8.06 of the Partnership Agreement and Section 4(c) of the Newmark LTIP.

5.	Limitations on Awards

The maximum aggregate number of Partnership Interests that may be issued pursuant to all Awards granted under the Plan shall be determined from time to time by the Board; provided, however, that an Award that, in accordance with Section 4.5, involves a

Partnership Interest which is exchangeable for or otherwise represents a right to acquire shares of Class A Common Stock of Newmark may only be granted if and to the extent that such shares are available for issuance pursuant to an Other Stock-Based Award under the terms and provisions of the Newmark LTIP, including, but not limited to, Sections 4 and 8 thereof. Any Partnership Interests subject to an Award that is cancelled or forfeited, lapses, or is otherwise terminated without the issuance of such Partnership Interests shall no longer be counted against any maximum aggregate limitation established from time to time by the Board and may again be made subject to Awards.

6.	Adjustments

In the event of any change in the terms, number, or value of outstanding Partnership Interests by reason of any dividend, split or reverse split, any reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange, any repurchase, liquidation or dissolution, any large, special and non-recurring distribution, or any other similar extraordinary transaction, the Committee shall make such adjustment as it deems to be equitable in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Partnership Interests which may be issued under the Plan, (ii) the number and kind of Partnership Interests related to then-outstanding Awards, and (iii) the purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in then-outstanding Awards (including, but not limited to, cancellation of Awards in exchange for the intrinsic value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor entity, acceleration of the exercise or expiration date of Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including, but not limited to, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Partnership, any of its Affiliates, or any of their respective business units, or the financial statements of the Partnership, but not limited to any of its Affiliates, or any of their respective business units, or in response to changes in applicable accounting principles or other law or regulation. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Partnership’s outstanding Partnership Interests or assets, then, if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards under this Section 6, such treatment shall govern without the need for any action by the Committee.

7.	General Provisions

7.1 Compliance with Applicable Law, Regulation, and Other Obligations. The Partnership shall not be obligated to issue Partnership Interests in connection with any Award or take any other action under the Plan or the Partnership Agreement, including, but not limited to, permitting the exchange or other exercise of a right to acquire shares of Class A Common Stock of Newmark pursuant to a Partnership Interest that is or was subject to an Award in accordance with Section 4.5, in a transaction subject to the registration or other requirements of any applicable securities law or any other law, regulation, or other obligation of the Partnership, until the Partnership is satisfied that such laws, regulations, and other obligations have been complied with in full.

7.2 Limitations on Transferability. Awards and other rights or benefits under the Plan shall not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights or benefits may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, in each case only if and to the extent permitted by the Committee. Awards and other rights or benefits under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights or benefits under the Plan, any Award, or any Award Agreement shall be subject to all of the terms and conditions of the Plan and any Award Agreement applicable to the relevant Participant and Award, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or advisable by the Committee, whether imposed at or subsequent to the grant or transfer of the Award.

7.3 No Right to Continued Employment or Service; Leaves of Absence; Sales of Affiliates. None of the Plan, the grant of any Award, or any other action taken hereunder shall be construed as giving any employee, officer, consultant, service provider or other person the right to be retained in the employ or service of Newmark or any of its Affiliates (for the vesting period or any other period of time), nor shall it interfere in any way with the right of Newmark or any of its Affiliates to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement or determined by the Committee at the time of the event, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award, and (ii) any Participant who is employed by or provides services to an Affiliate shall be considered to have terminated employment or service for purposes of an Award if such Affiliate is sold or no longer qualifies as an Affiliate, unless such Participant remains employed by or continues to provide services to Newmark or another of its Affiliates.

7.4 Taxes. Newmark and any of its Affiliates are authorized to withhold from any Partnership Interests issued under the Plan, any distribution or other payment relating to a Partnership Interest, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem necessary or advisable to enable Newmark, its Affiliates, and Participants to satisfy their obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or repurchase Partnership Interests or other payments and to make cash payments to applicable taxing authorities in respect thereof in satisfaction of withholding tax obligations.

7.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards without the consent of Participants; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any then-outstanding Award. The Committee may amend, suspend, discontinue, or terminate any then-outstanding

Award and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action with respect to a then-outstanding Award taken by the Committee pursuant to a specific authorization set forth in another Section of the Plan shall not be treated as an action described in this Section 7.5.

7.6 No Right to Awards; No Partner Rights. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment among Participants, officers, employees, consultants and service providers. No Award shall confer upon any Participant any of the rights of a partner of the Partnership unless and until Partnership Interests are duly issued to the Participant in accordance with the terms of the Award.

7.7 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any Partnership Interests not yet issued to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Partnership; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Partnership’s obligations under the Plan to issue Partnership Interests pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

7.8 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board, Newmark, or any of its Affiliates, including, but not limited to, the Partnership, to adopt such other compensatory or other arrangements as it may deem necessary or desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

7.9 Governing Law and Regulation. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction), and applicable federal and other law and regulation.

7.10 Severability of Provisions. If any provision of the Plan or of any Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof or thereof, and the Plan and the Award Agreement shall be construed and enforced as if such provisions had not been included.

7.11 Termination of Authority To Grant Awards. Unless earlier terminated by the Board, the Committee’s authority to grant Awards shall terminate on the day before the tenth anniversary of the effective date of the Partnership’s adoption of the Plan. Upon any such termination of the Plan, no new grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers and duties under the Plan with respect to such Awards.